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                                                    EXHIBIT 3(4)


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                                               SUMMARY OF LEASE TERMS


LESSOR:                        SITQ Bureaux Inc.

LESSEE:                        Neuro-Biotech Inc.

ARTICLE 1:                     Square footage
                               November 1, 1997 to January 31, 1998                      10,150 sq. ft.
                               February 1, 1998 to July 10, 1998                         11,070 sq. ft.
                               July 11, 1998 to June 30, 1999                            12,948 sq. ft.
                               July 1, 1999 to June 30, 2004                             11,070 sq. ft.

TERM:                          Six Years and eight months

USE:                           Offices and Research and Development Laboratory

MINIMUM RENT:                  November 1, 1997 to June 30, 2001                         $13.40 per sq. ft.
                               July 1, 2001 to June 30, 2004                             $15.40 per sq. ft.

OPERATING EXPENSES:            Based on 1997 building expenses                           $5.00 per sq. ft.

PROPERTY TAXES:                Based on 1997 building taxes                              $2.24 per sq. ft.

SURTAX:                        Based on 1997 taxes                                       $1.02 per sq. ft.

ELECTRICITY:                   Laboratory will have its own meter

NATURAL GAS:                   Laboratory will have its own meter

ARTICLE 1.1.12

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
(i)                            Rent free space                        492 sq. ft (sterilization/wash area)

(iii)                          Laboratory HVAC                        Lessee will contribute $45,000.00 to the cost
                                                                      of a unit, to be installed on the roof by the
                                                                      Lessor.

                                                                      Lessee will contribute $14,277.00 to the cost
                                                                      of an additional unit, operating on natural gas.

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

(xxv)                          Transaction                            As of July 31, 1999, Lessee acknowledges owing
                                                                      $741,553.91 to the Lessor.  This amount
                                                                      represents rent, electric and gas consumption
                                                                      and leasehold improvement expenses due by the
                                                                      Lessee.

                                                                      $200,000.00 is payable at the signing of the
                                                                      lease, September 24, 1999.

                                                                      $541,533.91 is payable in five equal annual
                                                                      installments as of July 1, 2000.

The lease document was signed by Dr. Roberge on September 24, 1999 and by the SITQ representatives on October 25, 1999.

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